Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1/A No.1 of our report dated May 2, 2018 relating to the consolidated financial statements of World Technology Corp. and Subsidiaries (formerly, World Media & Technology Corp. and Subsidiaries) as of December 31, 2017 and 2016, and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

May 14, 2018